UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2004

Asyst Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

California	000-22430	94-2942251
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

48761 Kato Road, Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 661-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On December 6, 2004, Asyst Technologies, Inc. committed to reduce its worldwide workforce, which was executed on December 8, 2004. As a result, Asyst expects to incur one-time cash charges related to severance and termination expense of approximately $2 million in its third fiscal quarter ending December 25, 2004. This action reflects the company’s continuing transition of its business model and is separate from the restructuring activities referenced in its press release of August 4, 2004.

Additional information relating to this action, including certain risks and uncertainties, is set forth in the company’s press release dated December 9, 2004, a copy of which is attached as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibit:

99.1 Press release titled “ASYST TECHNOLOGIES MOVES FORWARD WITH RESTRUCTURING”

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASYST TECHNOLOGIES, INC.
Date: December 10, 2004	By:	/s/ Steve Debenham
Steve Debenham
Vice President, Secretary, and General Counsel

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EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release entitled “ASYST TECHNOLOGIES MOVES FORWARD WITH RESTRUCTURING”

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